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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1(k)(1) under the Securities Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the Common Stock of Nitinol Medical Technologies, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 17th day of July, 1998.

                         WHITNEY EQUITY PARTNERS, L.P.
                         By:  J.H. Whitney Equity Partners, L.L.C.
                                 General Partner


                                 By:/s/ Daniel J. O'Brien
                                    ------------------------------------
                                       Daniel J. O'Brien
                                       Member


                         WHITNEY SUBORDINATED DEBT FUND, L.P.


                         By:/s/ Daniel J. O'Brien
                            ------------------------------------
                               Daniel J. O'Brien
                               General Partner


                         J.H. WHITNEY & CO.
                         By: Whitney General Partner, L.L.C.
                                 General Partner


                                 By:/s/ Daniel J. O'Brien
                                    ------------------------------------
                                       Daniel J. O'Brien
                                       Member